Exhibit 10.2

PLEDGE AGREEMENT
THIS PLEDGE AGREEMENT (this “Agreement”), dated as of May 2, 2018, made by and between Unit Corporation, a Delaware corporation (“Grantor”) and BOKF, NA dba Bank of Oklahoma, in its capacity as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders (as defined in the Credit Agreement and used herein) (the Administrative Agent and each Lender is singularly a “Secured Party”, and all are collectively, the “Secured Parties”).
BACKGROUND
(1)Grantor, Unit Drilling Company, Unit Petroleum Company, and each Material Subsidiary (as defined in the Credit Agreement), except Superior (as defined below), of each of the foregoing entities (collectively, the “Borrower”), the Administrative Agent and the Lenders are parties to that certain Senior Credit Agreement dated as of September 13, 2011 (said Credit Agreement as amended, modified or supplemented from time to time, the “Credit Agreement”).

(2)It is the intention of the parties hereto that the security interest granted in the Collateral pursuant to this Agreement secure the payment of the Secured Obligations set forth in Section 1.2 hereof for the benefit of the Secured Parties.

AGREEMENT
NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor hereby agrees with the Administrative Agent, as hereinafter set forth.
ARTICLE I

Grant

Section 1.1    Assignment and Grant of Security. Grantor hereby grants to the Administrative Agent for the benefit of the Secured Parties a security interest in, the entire right, title and interest of Grantor, in and to the following assets of Grantor, whether now owned or hereafter acquired (“Collateral”):

(a)all right, title and interest of Grantor in one hundred percent (100%) of the Grantor’s now owned and/or hereafter acquired limited liability company membership interests and other equity interests of Superior Pipeline Company, L.L.C., a Delaware limited liability company (“Superior”) (as such equity interests may be increased or decreased from time to time in accordance with the Amended and Restated Limited Liability Company Agreement for Superior effective April 1, 2018) (which, as of the date hereof, comprises fifty percent (50%) of the aggregate outstanding equity interests held at such time in Superior by all Persons holding any such equity interests), including, without limitation, each class of membership interests of Superior, together with all dividends, increases, proceeds, profits, instruments, distributions, preemptive rights and other property from time to time distributed in respect thereof and any rights to acquire or convertible into any such equity interests, whether by purchase, exercise of any type of options, warrants, conversion of debt or otherwise, as presently owned by Grantor, together with all such additional equity interests and corresponding rights in Superior hereafter acquired by Grantor (collectively, the “Securities Collateral”);

(b)all right, title and interest of Grantor in, to and under each contract and other agreement relating to the sale or other disposition of Collateral; and

(c)all accessions to, substitutions for and replacements, proceeds and products of any and all of the foregoing Collateral (including, without limitation, proceeds which constitute property of the types described in this Section 1.1) and, to the extent not otherwise included, all (i) payments under any indemnity, warranty or guaranty, payable by reason of loss or otherwise with respect to any of the foregoing Collateral and (ii) cash.

Section 1.2    Description of Obligations. This Agreement creates an enforceable security interest in the Collateral to secure the payment and performance of the following obligations (collectively, “Secured Obligations”):

(a)All of the Obligations (as defined in the Credit Agreement), whether matured or unmatured, fixed or contingent, including all future advances, now or hereafter existing, arising pursuant to or in connection with this Agreement and any other Loan Documents (as defined in the Credit Agreement), as amended in accordance with their respective terms, including but not limited to principal, interest, premiums, fees, expenses and indemnities;

(b)All reasonable out-of-pocket costs incurred by any Secured Party to obtain, preserve, perfect and enforce this Agreement, the pledge and security interest granted hereby, collect the Secured Obligations, and maintain, preserve, collect and enforce the Collateral, including, without limitation, taxes, assessments, reasonable out-of-pocket attorneys’ fees and legal expenses, and reasonable out-of-pocket expenses of sale; and

(c)Interest on the above amounts as agreed between the Borrower and the Secured Parties, including, without limitation, interest, fees and other charges that would accrue or become owing both before and after and but for the commencement of any proceeding against or with respect to any Borrower under any chapter of the Bankruptcy Code of 1978, 11 U.S.C. §101 et seq. whether or not a claim is allowed for the same in any such proceeding.

Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by Grantor and each other Borrower to any Secured Party under the Credit Agreement, any other Loan Document, but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding under the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect (the “Debtor Relief Law”) involving Grantor or any other Borrower or any other Person (including all such amounts which would become due or would be secured but for the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding of Grantor or any other Borrower or any other Person under any Debtor Relief Law).

In any action or proceeding involving any state corporate law, or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally if the security interests granted by Grantor herein shall be held void, invalid or unenforceable, or subordinated to the liens or claims of any other creditors, on account of the amount of the Secured Obligations secured by such security interests, then, the amount of the Secured Obligations secured by such security interests shall, without any action by Grantor, any other Borrower, the Administrative Agent, any other Secured Party or any other Persons, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding.
Section 1.3    Grantor Remains Liable. Anything herein to the contrary notwithstanding, (a) Grantor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Administrative Agent of any of the rights hereunder shall not release Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, and (c) neither the Administrative Agent nor any Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall the Administrative Agent or any Secured Party be obligated to perform any of the obligations or duties of Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.
Section 1.4    Delivery of Instruments and Securities Collateral. All certificates or instruments representing or evidencing the Collateral shall be delivered to and held by or on behalf of the Administrative Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Administrative Agent. The Administrative Agent shall have the right, as provided in Section 3.6, to transfer to or to register in the name of the Administrative Agent or any of its nominees any or all of the Securities Collateral. Except as provided in Section 3.6(c), the Grantor maintains all voting rights in the Securities Collateral; provided, however, that no vote shall be cast or corporate or other right exercised or other action taken which would be reasonably likely to impair the Securities Collateral or the Secured Parties’ interest therein or be inconsistent with or result in any violation of any provision of this Agreement or any other Loan Document.
ARTICLE II
Representations and Warranties

Section 2.1    Representations and Warranties. Grantor represents and warrants to the Administrative Agent, with respect to itself and the Collateral now owned or hereafter acquired by it, as follows:

(a)Grantor is a Delaware corporation. The chief place of business and chief executive office of Grantor and the office where Grantor keeps all its records, is located at 8200 South Unit Drive, Tulsa, Oklahoma 74132.

(b)Grantor is the legal and beneficial owner of the Collateral pledged by it free and clear of any Lien (as defined in the Credit Agreement), except for restrictions on transfer imposed by securities laws or the organizational documents of Superior (neither of which prohibit, restrict or otherwise affect the pledges and grants of the Collateral by Grantor as granted and pledged hereunder) and any Lien in favor of the Administrative Agent relating to this Agreement. No effective financing statement or other similar document used to perfect and preserve a security interest under the laws of any jurisdiction covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Administrative Agent relating to this Agreement. Grantor (including any corporate or partnership predecessor) has not existed or operated under any name other than Unit Corporation since the date seven years preceding the date of this Agreement.

(c)This Agreement and the pledge of the Collateral pursuant hereto, together with the filing of financing statements containing the description of the Collateral in the State of Delaware, creates a valid and perfected first priority security interest in the Collateral in which a security interest can be perfected by filing a UCC financing statement, securing the payment of the Secured Obligations; provided that additional actions may be required with respect to the perfection of proceeds of the Collateral; and further provided that the Administrative Agent retains physical possession of any Collateral, the possession of which provides a Lien superior to a Lien perfected by filing a UCC financing statement.

(d)No consent, acknowledgement or agreement of any Person (including any Governmental Authority (as defined in the Credit Agreement)) is required (i) for the pledge by Grantor of the Collateral pledged by it hereunder, for the grant by Grantor of the security interest granted hereby or for the execution, delivery or performance of this Agreement by Grantor, (ii) for the perfection or maintenance of the pledge, assignment and security interest created hereby (including the first priority nature of such pledge, assignment and security interest as provided herein) (except for the filing of financing and continuation statements under the Uniform Commercial Code of the State of Delaware (the “UCC”)), or (iii) for the exercise by the Administrative Agent of the rights provided for in this Agreement, except, in each case, for such consents, acknowledgments or agreements that already have been obtained by Grantor or as could not reasonably be expected to have a Material Adverse Effect.

(e)None of the Securities Collateral is subject to any unpaid capital call or dispute, any buy-sell, voting trust, transfer restriction (except as imposed by securities laws or the organizational documents of Superior, neither of which prohibit, restrict or otherwise affect the pledges and grants of the Collateral by Grantor as granted and pledged hereunder), preferential right to purchase or similar agreement or any option, warrant, put or call or similar agreement or other rights or restrictions in favor of third Persons. All of the Securities Collateral are duly authorized, validly issued and non-assessable and were not issued in violation of the rights of any Person. No Securities Collateral obligates Grantor to make any additional capital contributions with respect thereto.

(f)No dispute, right of setoff, counterclaim or defense exists with respect to any portion of the Collateral.

ARTICLE III

Covenants

SECTION 3.1    Further Assurances.

(a)Grantor agrees that from time to time, at the expense of Grantor, Grantor will promptly execute and deliver (and shall cause Superior to promptly execute and deliver, to the extent that Grantor may control such actions by Superior, and to the extent that Grantor may not control such actions by Superior Grantor shall use all commercially reasonable efforts to cause Superior to promptly execute and deliver) all further instruments and documents (including supplements to all schedules), and take all further action, that may be necessary, and that the Administrative Agent may request, in order to perfect and protect any pledge, assignment or security interest granted or purported to be granted hereby, and the priority thereof, or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, upon request by the Administrative Agent, Grantor will execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary, or as the Administrative Agent may request, in order to perfect and preserve the pledge, assignment and security interest granted or purported to be granted hereby.

(b)In addition to such other information as shall be specifically provided for herein, the Grantor will furnish to the Administrative Agent from time to time statements and schedules further identifying and describing the Collateral in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail. In connection with its enforcement of the security interest, the Administrative Agent may use such information or transfer it to any Secured Party.

(c)Grantor hereby authorizes the Administrative Agent to file one or more financing statements and/or continuation statements relating to all or any part of the Collateral without the signature of Grantor where permitted by applicable law. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by applicable law.

(d)Whether or not any Securities Collateral are “uncertificated securities” within the meaning of the UCC or are otherwise not evidenced by any stock certificate or similar certificate or instrument, Grantor agrees to promptly notify the Administrative Agent and take all actions (and shall cause Superior to take all actions) required to perfect the security interest of the Administrative Agent under applicable law, including, as applicable, under Article 8 or 9 of the UCC, and, without limitation of the foregoing, before or concurrently with the pledge hereunder of any Securities Collateral to which this section applies, (i) where deemed applicable by the Administrative Agent, deliver to the relevant limited liability company or other Person a fully completed and duly executed letter in the form of Exhibit A hereto, to obtain from such limited liability company or other Person, and deliver to the Administrative Agent, promptly upon registration of such pledge on the books of the issuer, a fully completed and duly executed letter in the form of Exhibit B hereto, and (ii) deliver to the Administrative Agent a fully completed and duly executed “Securities Collateral Stop Transfer Letter” in the form of Exhibit C hereto, pursuant to which Administrative Agent shall, during the continuance of an Event of Default, have the right to direct and demand Superior’s performance in accordance therewith.

Section 3.2    Place of Perfection; Records. Grantor shall not change its jurisdiction of organization, chief place of business and chief executive office or the office where it keeps its records unless it has given prior written notice to the Administrative Agent at least 60 days before such change. Grantor will hold and preserve such records and will permit representatives of the Administrative Agent upon reasonable notice during normal business hours to inspect and make abstracts from and copies of such records.

Section 3.3    Transfers and Other Liens. Grantor shall not (a) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, except as permitted under the Credit Agreement or (b) create or permit to exist any security interest upon any of the Collateral, except for any security interest in favor of the Administrative Agent relating to this Agreement.

Section 3.4    Rights to Dividends and Distributions. With respect to any Securities Collateral, the Administrative Agent shall have authority during the continuance of an Event of Default (as defined in the Credit Agreement), to the extent the Administrative Agent determines that such transfer or registration is necessary to perfect a first priority security interest in such Securities Collateral, either to have the same registered in the Administrative Agent’s name or in the name of a nominee. During the continuance of an Event of Default, if Grantor shall become entitled to receive or shall receive any distribution, dividend, profit, proceeds or other amounts or stock or unit dividend or interest in or certificate (including, without limitation, any interest in or certificate representing a Dividend or stock or unit dividend in connection with any reclassification, increase, reduction of capital, or reorganization), or any option or rights arising from or relating to any of the Collateral that is evidenced by a certificate or other instrument or security, whether as an addition to, in substitution of, as a conversion of, or in exchange for any of the Collateral, or otherwise (collectively, “Dividend”), Grantor agrees to accept such Dividend as the Administrative Agent’s agent and to hold such Dividend in trust on behalf of and for the benefit of the Administrative Agent, and, after receipt of written notice from the Administrative Agent, to deliver such Dividend promptly to the Administrative Agent in the exact form received, with appropriate undated stock or similar powers, duly executed in blank, to be held by the Administrative Agent, subject to the terms hereof, as Collateral. Unless an Event of Default is in existence, Grantor shall be entitled to receive all cash Dividends paid in respect of any of the Collateral. During the continuance of an Event of Default, the Administrative Agent shall be entitled to all Dividends, and to any sums paid upon or in respect of any Collateral, and to any additional securities issued in respect of the Securities Collateral, upon the liquidation, dissolution, or reorganization of the issuer thereof, all of which shall be paid to the Administrative Agent to be held by it as additional Collateral and applied to the Secured Obligations pursuant to Section 4.3(b) of this Agreement. All Dividends or other sums paid or distributed in respect of the Collateral which are received by Grantor in violation of this Agreement shall, until paid or delivered to the Administrative Agent, be held by Grantor in trust as additional Collateral.

Section 3.5    Right of the Administrative Agent to Notify Issuers. At any time during the continuance of an Event of Default, the Administrative Agent may notify issuers of the

Securities Collateral to make payments of all Dividends or other sums directly to the Administrative Agent and the Administrative Agent may take control of all proceeds of any Securities Collateral.

Section 3.6    The Administrative Agent Appointed Attorney-in-Fact. Grantor hereby irrevocably appoints the Administrative Agent as Grantor’s attorney-in-fact (exercisable only during the continuance of an Event of Default), with full authority in the place and stead of Grantor and in the name of Grantor or otherwise to take any action and to execute any instrument (in accordance with this Agreement) which the Administrative Agent may deem necessary to accomplish the purposes of this Agreement, including, without limitation:

(a)to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due or to become due under or in connection with the Collateral,

(b)to receive, indorse, and collect any drafts or other instruments and in connection with clause (a) above,

(c)to file any claims or take any action or institute any proceedings which the Administrative Agent may deem necessary for the collection of any of the Collateral or otherwise to enforce compliance with the terms and conditions of any Collateral or the rights of the Administrative Agent with respect to any of the Collateral. GRANTOR HEREBY IRREVOCABLY GRANTS TO THE ADMINISTRATIVE AGENT GRANTOR’S PROXY (EXERCISABLE ONLY DURING THE CONTINUANCE OF AN EVENT OF DEFAULT AND AFTER THE ADMINISTRATIVE AGENT’S WRITTEN NOTICE TO THE GRANTOR OF ITS INTENT TO EXERCISE SUCH RIGHT) TO VOTE ANY SECURITIES COLLATERAL AND APPOINTS THE ADMINISTRATIVE AGENT AS GRANTOR’S ATTORNEY-IN-FACT (EXERCISABLE ONLY DURING THE CONTINUANCE OF AN EVENT OF DEFAULT) TO PERFORM ALL OBLIGATIONS OF GRANTOR UNDER THIS AGREEMENT. THE PROXY AND EACH POWER OF ATTORNEY HEREIN GRANTED ARE COUPLED WITH AN INTEREST AND ARE IRREVOCABLE BEFORE THE DATE THAT THE SECURED OBLIGATIONS ARE INDEFEASIBLY PAID IN FULL AND ALL OBLIGATIONS IF ANY, OF ANY SECURED PARTY UNDER THE LOAN DOCUMENTS HAVE BEEN TERMINATED;

(d)to contract and enter into one or more agreements with the issuer of securities which are Collateral as may be necessary or advisable to give the Administrative Agent control (as defined in Article 8 or 9 of the UCC) over such Collateral.

This appointment as attorney-in-fact and this proxy may only be exercised during the continuance of an Event of Default and shall terminate upon the termination of this Agreement pursuant to Section 5.3 hereof.

ARTICLE IV

Rights and Powers of the Administrative Agent

Section 4.1    The Administrative Agent May Perform. If Grantor fails to perform any agreement, covenant or obligation contained herein, the Administrative Agent may itself perform, or cause performance of, such agreement, and the out-of-pocket expenses of the
Administrative Agent incurred in connection therewith shall be payable by Grantor pursuant to Section 4.5 hereof.

Section 4.2    The Administrative Agent’s Duties. The powers conferred on the Administrative Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the duty to exercise reasonable care in respect of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Administrative Agent has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against prior parties. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own property. Except as provided in this Section 4.2 and except to the extent of any gross negligence or willful misconduct of the Administrative Agent (as determined by a final, non-appealable decision rendered by a court of competent jurisdiction), the Administrative Agent shall not have any duty or liability to protect or preserve any Collateral or to preserve rights pertaining thereto. Nothing contained in this Agreement shall be construed as requiring or obligating the Administrative Agent, and the Administrative Agent shall not be required or obligated, to (i) present or file any claim or notice or take any action, with respect to any Collateral or in connection therewith or (ii) notify Grantor of any decline in the value of any Collateral.

Section 4.3    Remedies. If any Event of Default shall have occurred and be continuing:

(a)The Administrative Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC at that time (to the extent not prohibited by applicable law whether or not the UCC applies to the affected Collateral), and also may (i) require Grantor to, and Grantor hereby agrees that Grantor will at Grantor’s expense and upon request of the Administrative Agent forthwith, assemble (or cause Superior to assemble) all or part of the Collateral which is capable of being assembled as directed by the Administrative Agent and make it available to the Administrative Agent at a place to be designated by the Administrative Agent which is reasonably convenient to both parties or (ii) without notice, except as specified below, sell the Collateral or any portion thereof in one or more parcels at public or private sale, at any of the Administrative Agent’s offices or elsewhere, for cash, on credit (including, without limitation, credit bidding to itself purchase such Collateral to the full extent of the outstanding Secured Obligations) or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable. Grantor agrees that, to the extent notice of sale shall be required by applicable law, ten (10) days’ written notice to Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification, provided that ten (10) days’ written notice does not violate any applicable law. Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. To the extent not prohibited by applicable law, the Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b)All cash proceeds received by the Administrative Agent upon any sale of, collection of, or other realization upon, all or any part of the Collateral shall be applied as provided in the Credit Agreement and, if not provided therein, as determined by Administrative Agent in its sole discretion.

(c)All payments received by Grantor under or in connection with any Collateral shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other funds of Grantor and, after receipt of written notice from the Administrative Agent, shall be forthwith paid over to the Administrative Agent in the same form as so received (with any necessary endorsement).

(d)Because of the Securities Act of 1933 (as amended, the “Securities Act”), and other applicable laws, including without limitation state “blue sky” laws, or contractual restrictions or agreements, there may be legal restrictions or limitations affecting the Administrative Agent in any attempts to dispose of the Collateral and the enforcement of its rights hereunder. For these reasons, the Administrative Agent is hereby authorized by Grantor, but not obligated, during the continuance of any Event of Default, to sell or otherwise dispose of any of the Collateral at private sale, subject to an investment letter, or in any other manner which will not require the Collateral, or any part thereof, to be registered in accordance with the Securities Act, or the rules and regulations promulgated thereunder, or any other applicable law. Grantor clearly understands that the Administrative Agent may in its discretion approach a restricted number of potential purchasers and that a sale under such circumstances may yield a lower price for the Collateral than would otherwise be obtainable if same were registered and sold in the open market. No sale so made in good faith by the Administrative Agent shall be deemed to be not “commercially reasonable” because so made. Grantor agrees that in the event the Administrative Agent shall, during the continuance of an Event of Default, sell the Collateral or any portion thereof at any private sale or sales, the Administrative Agent shall have the right to rely upon the advice and opinion of independent appraisers and other Persons, which appraisers and other Persons are acceptable to the Administrative Agent, as to the best price obtainable upon such a private sale thereof.

Section 4.4    Further Approvals Required.

(a)In connection with the exercise by the Administrative Agent of its rights hereunder that effects the disposition of or use of any Collateral, it may be necessary to obtain the prior consent or approval of Governmental Authorities and other Persons to a transfer or assignment of Collateral.

(b)Grantor hereby agrees, during the continuance of an Event of Default, to execute, deliver, and file, and hereby appoints the Administrative Agent as its attorney-in-fact, during the continuance of an Event of Default, to execute, deliver, and file on Grantor’s behalf and in Grantor’s name, all applications, certificates, filings, instruments, and other documents (including without limitation any application for an assignment or transfer of control or ownership) that may be necessary, in the Administrative Agent’s reasonable opinion, to obtain such consents, waivers, or approvals. Upon request by the Administrative Agent, Grantor further agrees to use its reasonable best efforts to obtain the foregoing consents, waivers, and approvals. Grantor acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section 4.4 and that such failure would not be adequately compensable in damages, and therefore agrees that this Section 4.4 may be specifically enforced. This appointment as attorney-in-fact shall terminate upon the termination of this Agreement pursuant to Section 5.3 hereof.

Section 4.5    INDEMNITY AND EXPENSES.

(a)GRANTOR AGREES TO INDEMNIFY THE ADMINISTRATIVE AGENT AND EACH OTHER SECURED PARTY AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS AND REPRESENTATIVES (COLLECTIVELY, THE “INDEMNIFIED PARTIES”) FROM AND AGAINST ANY AND ALL CLAIMS, LOSSES AND LIABILITIES (INCLUDING REASONABLE ATTORNEYS’ FEES) ARISING OR RESULTING FROM THIS AGREEMENT (INCLUDING, WITHOUT LIMITATION, ENFORCEMENT OF THIS AGREEMENT), EXPRESSLY INCLUDING SUCH CLAIMS, LOSSES OR LIABILITIES ARISING OUT OF OR RESULTING FROM, IN WHOLE OR IN PART, NEGLIGENCE OR STRICT LIABILITY OF ANY INDEMNIFIED PARTY, EXCEPT CLAIMS, LOSSES OR LIABILITIES AS FINALLY JUDICIALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH INDEMNIFIED PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, BUT EXCLUDING (i) ANY CLAIM OR LIABILITY THAT ARISES AS A DIRECT RESULT OF THE OPERATION OF ANY COLLATERAL BY ANY INDEMNIFIED PARTY AFTER TAKING POSSESSION THEREOF BY FORECLOSURE OR BY TRANSFER IN LIEU OF FORECLOSURE (PROVIDED THAT SUCH CLAIM OR LIABILITY DOES NOT RELATE TO ANY CONDITION EXISTING ON OR WITH RESPECT TO SUCH COLLATERAL BEFORE FORECLOSURE OR TRANSFER IN LIEU OF FORECLOSURE), AND (ii) MATTERS RAISED EXCLUSIVELY BY ANY SECURED PARTY AGAINST THE ADMINISTRATIVE AGENT OR ANY OTHER SECURED PARTY.

(b)Grantor will, upon demand, pay to the Administrative Agent the amount of any and all reasonable out-of-pocket expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Administrative Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Administrative Agent hereunder or (iv) the failure by the Grantor (or Superior) to perform or observe any of the provisions hereof.

ARTICLE V

Miscellaneous

Section 5.1    Cumulative Rights. All rights of the Secured Parties under the Loan Documents are cumulative of each other and of every other right which the Secured Parties may otherwise have at law or in equity or under any other contract or other writing for the enforcement of the security interest herein or the collection of the Secured Obligations. The exercise of one or more rights shall not prejudice or impair the concurrent or subsequent exercise of other rights.

Section 5.2    Modifications; Amendments; Etc. No amendment or waiver of any provision of this Agreement, and no consent to any departure by Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders as defined in the Credit Agreement (and Grantor, in case of amendment), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 5.3    Continuing Security Interest. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the Secured Obligations shall have been indefeasibly paid in cash and in full and all commitments of any Secured Party under the Loan Documents shall have been terminated, (b) be binding upon Grantor, its successors and assigns, and (c) inure to the benefit of, and be enforceable by, the Administrative Agent and its successors, in such capacity, for the benefit of the Secured Parties and their respective successors, and permitted transferees and assigns. Upon any such termination, the Administrative Agent will, at Grantor’s expense, execute and deliver to Grantor such documents as Grantor shall reasonably request to evidence such termination. Grantor agrees that to the extent that any Secured Party receives any payment or benefit and such payment or benefit, or any part thereof, is subsequently invalidated, declared to be fraudulent or preferential, set aside or is required to be repaid to a trustee, receiver, or any other party under any Debtor Relief Law, then to the extent of such payment or benefit, the Secured Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or benefit had not been made and, further, any such repayment by such Secured Party, to the extent that such Secured Party did not directly receive a corresponding cash payment, shall be added to and be additional Secured Obligations payable upon demand by such Secured Party and secured hereby, and, if the lien and security interest hereof shall have been released, such lien and security interest shall be automatically, without any further action by any Person, reinstated with the same effect and priority as on the date of execution hereof all as if no release of such lien or security interest had ever occurred, to the extent not prohibited by applicable law.

Section 5.4    GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OKLAHOMA (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW) AND THE APPLICABLE FEDERAL LAWS OF THE UNITED STATES OF AMERICA, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY

PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF OKLAHOMA.

Section 5.5    WAIVER OF JURY TRIAL. THE ADMINISTRATIVE AGENT AND GRANTOR HEREBY WAIVE, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, ALL RIGHT TO TRIAL BY JURY IN ANY JUDICIAL PROCEEDINGS INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 5.6    The Administrative Agent’s Right to Use Agents. The Administrative Agent may exercise its rights under this Agreement through an agent or other designee.

Section 5.7    Waivers of Rights Inhibiting Enforcement. To the extent not prohibited by applicable law, Grantor waives all rights of redemption, appraisal, valuation or to the marshaling of assets.

Section 5.8    Notices and Deliveries; Manner of Delivery. All notices and other communications provided for hereunder shall be effectuated in the manner provided for in Section 15.1 of the Credit Agreement.

Section 5.9    Successors and Assigns. All of the provisions of this Agreement shall be binding and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, Grantor may not assign its liabilities and obligations under this Agreement without the prior written consent of the Administrative Agent and the Required Lenders.

Section 5.10    Consent to Jurisdiction; Waiver of Immunities.

(a)Grantor, the Administrative Agent and each other Secured Party each hereby irrevocably submits to the non-exclusive jurisdiction of any United States Federal or State courts sitting in Tulsa, Oklahoma in any action or proceeding arising out of or relating to this Agreement, and Grantor, the Administrative Agent and each other Secured Party each hereby irrevocably waives any objection it may now or hereafter have as to the venue of any such suit, action or proceeding brought in such court or that such court is an inconvenient forum.

(b)Nothing in this section shall limit the right of the Administrative Agent or any other Secured Party to bring any action or proceeding against any other party or its property in the courts of any other jurisdictions.

Section 5.11    Severability. Any provision of this Agreement which is for any reason prohibited or found or held invalid or unenforceable by any court or governmental agency shall be ineffective to the extent of such prohibition or invalidity or unenforceability, without invalidating the remaining provisions hereof in such jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction or respecting any other facts and circumstances.

Section 5.12    Obligations Not Affected. To the fullest extent permitted by applicable law, the obligations of Grantor under this Agreement shall remain in full force and effect without regard to, and shall not be impaired or affected by:

(a)any amendment, modification, addition or supplement to the Credit Agreement, any other Loan Document or any instrument delivered in connection therewith, or any assignment or transfer thereof; any exercise, non-exercise, or waiver by the Administrative Agent or any other Secured Party of any right, remedy, power or privilege under or in respect of, or any release of any guaranty, any collateral or the Collateral or any part thereof provided pursuant to, this Agreement or any other Loan Document;

(b)any waiver, consent, extension, indulgence or other action or inaction in respect of this Agreement, any other Loan Document or any assignment or transfer of any thereof; or

(c)any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like under any Debtor Relief Law of Grantor, any other Borrower, or any other Person, whether or not Grantor shall have notice or knowledge of any of the foregoing.

Section 5.13    Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

Section 5.14    ENTIRE AGREEMENT. THIS WRITTEN AGREEMENT, TOGETHER WITH THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the date first above written.
GRANTOR:

UNIT CORPORATION,
a Delaware corporation

By: /s/ Larry D. Pinkston
Name: Larry D. Pinkston
Title: President

LENDER:

BOKF, NA dba Bank of Oklahoma,
as Administrative Agent

By: /s/ Pam Schloeder
Name: Pam Schloeder
Title: Senior Vice President

Signature Page
Pledge Agreement

EXHIBIT A
INSTRUCTIONS FOR REGISTRATION OF PLEDGE
OF
UNCERTIFICATED SECURITIES
Date:    May 2, 2018

To:	Superior Pipeline Company, L.L.C. ., a Delaware limited liability company (“Superior”)
You are hereby instructed to register the pledge of the following uncertificated securities to BOKF, NA dba Bank of Oklahoma, as Administrative Agent under that certain Pledge Agreement dated as of May 2, 2018, by and between Unit Corporation, a Delaware corporation (the “Grantor”) and BOKF, NA dba Bank of Oklahoma, as Administrative Agent:
One hundred percent (100%) of the Grantor’s now owned and/or hereafter acquired limited liability company membership interests and other equity interests in and to Superior (as such equity interests may be increased or decreased from time to time in accordance with the Amended and Restated Limited Liability Company Agreement for Superior effective April 1, 2018), which, as of the date hereof, comprises fifty percent (50%) of the aggregate outstanding equity interests held at such time in Superior by all Persons holding any such equity interests.
Very truly yours,

UNIT CORPORATION,
a Delaware corporation

By:	/s/ Mark E. Schell
	Name:	Mark E. Schell
	Title:	Senior Vice President

Exhibit A

EXHIBIT B
INITIAL TRANSACTION STATEMENT

Date:    May 2, 2018

To:	BOKF, NA dba Bank of Oklahoma
This is to advise you that a pledge to BOKF, NA dba Bank of Oklahoma, as Administrative Agent, under that certain Pledge Agreement, dated as of May 2, 2018, by and between Unit Corporation, a Delaware corporation (the “Grantor”) and BOKF, NA dba Bank of Oklahoma, as Administrative Agent, of the following uncertificated securities owned by Unit Corporation, a Delaware corporation has been registered on the books of Superior Pipeline Company, L.L.C.:
One hundred percent (100%) of the Grantor’s now owned and/or hereafter acquired limited liability company membership interests and other equity interests in and to Superior (as such equity interests may be increased or decreased from time to time in accordance with the Amended and Restated Limited Liability Company Agreement for Superior effective April 1, 2018), which, as of the date hereof, comprises fifty percent (50%) of the aggregate outstanding equity interests held at such time in Superior by all Persons holding any such equity interests.
There are no liens or restrictions (except for restrictions on transfer as imposed by securities law) of the undersigned, nor any adverse claims, in each case registered on the books of the undersigned, to which the interests described hereinabove are subject.
The pledge referred to above was registered on May 2, 2018.
THIS STATEMENT IS MERELY A RECORD OF THE REGISTRATION OF THE PLEDGE OF THE ADDRESSEES AS OF THE TIME OF THE ISSUANCE HEREOF. DELIVERY OF THIS STATEMENT, IN ITSELF, CONFERS NO RIGHTS ON THE RECIPIENT. THIS STATEMENT IS NEITHER A NEGOTIABLE INSTRUMENT NOR A SECURITY.
Very truly yours,
Superior Pipeline Company, L.L.C.

By:	/s/ Mark E. Schell
	Name:	Mark E. Schell
	Title:	Senior Vice President

Exhibit B

EXHIBIT C
May 2, 2018
Ladies and Gentlemen:
This is to advise you that Unit Corporation, a Delaware corporation (“Grantor”), has granted to BOKF, NA dba Bank of Oklahoma, as Administrative Agent (in such capacity, “Administrative Agent’) under that certain Pledge Agreement, dated as of May 2, 2018, by and between Grantor and Administrative Agent, a security interest in one hundred percent (100%) of the Grantor’s now owned and/or hereafter acquired limited liability company membership interests and other equity interests in and to Superior Pipeline Company, L.L.C., a Delaware limited liability company (the “Company”) (as such equity interests may be increased or decreased from time to time in accordance with the Amended and Restated Limited Liability Company Agreement for the Company effective April 1, 2018), which, as of the date hereof, comprises fifty percent (50%) of the aggregate outstanding equity interests held at such time in Company by all Persons holding any such equity interests, together with any and all distributions, interests, stock, units, liquidating dividends or distributions, stock or unit dividends or distributions, preemptive rights, dividends paid in cash or securities, or other properties to which Grantor may hereafter be entitled to receive on account of such limited liability company membership interests or other equity interests, any other equity interest or right to acquire any equity interest in Company now owned as well as hereafter acquired by Grantor, and all proceeds and products of the foregoing (“Pledged Rights”).
Until notified otherwise in writing by an authorized officer of Administrative Agent, you are hereby directed (and you hereby agree) to deliver after the date hereof all non-cash dividends or distributions and any and all other shares or units of stock, limited liability company membership interests, warrants or other property (other than cash) in which the Secured Parties (as defined in the Pledge Agreement described above) have a security interest to Administrative Agent, 101 East Second Street, Bank of Oklahoma Tower, 8th floor/Energy Department One Williams Center, Tulsa, Oklahoma 74172, Attn: Pam Schloeder, Facsimile: (918) 588-6880. Upon written notice from an authorized officer of Administrative Agent, you are directed (and you hereby agree) to deliver after the date of such notice, all dividends, distributions, profits, proceeds and other amounts and property in the form of cash directly to Administrative Agent at the address mentioned in the preceding sentence. Unless notified otherwise in writing by an authorized officer of Administrative Agent, you are hereby directed (and you hereby agree) to not acknowledge any encumbrance in favor of any party other than Administrative Agent with respect to the Pledged Rights, assign any interest in, encumber, subdivide, issue additional or different certificates for or otherwise transfer any interest in the Pledged Rights.

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Very truly yours,

BOKF, NA dba Bank of Oklahoma,
as Administrative Agent

By:	/s/ Pam Schloeder
	Name:	Pam Schloeder
	Title:	Senior Vice President

Accepted and Agreed this May 2, 2018.
Superior Pipeline Company, L.L.C.

By:	/s/ Mark E. Schell
	Name:	Mark E. Schell
	Title:	Senior Vice President

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